Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-149348 on Form S-8 of our report dated June 26, 2025, appearing in this Annual Report on Form 11-K of the TETRA Technologies, Inc. 401(k) Retirement Plan for the year ended December 31, 2024.

/s/Weaver and Tidwell, L.L.P.
WEAVER AND TIDWELL, L.L.P.

Houston, Texas
June 26, 2025